Exhibit 99.1

DUKE ENERGY CORPORATION 526 SOUTH CHURCH ST. CHARLOTTE, NC 28202-1802

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time, on [—], 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, on [—], 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M32744-TEST	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

DUKE ENERGY CORPORATION

	The Board of Directors recommends a vote “FOR” Proposal 1, 2 and 3.				For	Against	Abstain

1.         Reverse Stock Split Proposal – a proposal to approve the amendment of the amended and restated certificate of incorporation of Duke Energy Corporation to provide for a 1-for-3 reverse stock split with respect to the issued and outstanding Duke Energy common stock in connection with the merger contemplated by the merger agreement.

					☐	☐	☐

2.         Share Issuance Proposal – a proposal to approve the issuance of Duke Energy common stock, par value $0.001 per share, to Progress Energy, Inc. shareholders in connection with the merger contemplated by the merger agreement.

					☐	☐	☐

3.         Adjournment Proposal – a proposal to adjourn the special meeting of the shareholders of Duke Energy, if necessary, to solicit additional proxies if there are not sufficient votes to approve either of the proposals above.

					☐	☐	☐

	I have provided written comments on the back of this card.	☐

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Directions to Special Meeting of Shareholders

Duke Energy
Energy Center
526 South Church Street
Charlotte, NC 28202
From I-77 North:
Take the Morehead Street exit - 10A
Turn Left onto Morehead Street
Turn Left onto Mint Street
Mint Street Parking Deck located adjacent to Bank of America Stadium
From I-77 South:
Take the I-277/John Belk Freeway/US-74/Wilkinson Blvd. exit - 9B
Merge onto I-277 N/US-74 E.
Take the Carson Blvd. exit - 1D
Stay straight to Carson Blvd.
Turn Left onto Mint Street
Mint Street Parking Deck located adjacent to Bank of America Stadium
Free parking available in the Mint Street Parking Deck
1 -Energy Center
2 -Mint Street Parking Deck
3 -Bank of America Stadium

M32745-TEST

DUKE ENERGY CORPORATION
Special Meeting of Shareholders
[—], 2011 at [—].
Energy Center - O.J. Miller Auditorium
526 South Church Street
Charlotte, North Carolina
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James E. Rogers, Lynn J. Good and Marc E. Manly, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of Common Stock of Duke Energy Corporation of the undersigned at the special meeting of shareholders to be held in the Energy Center, 526 South Church Street, Charlotte, North Carolina, on [—], 2011 and at any adjournment thereof, upon all subjects that may come before the meeting, including the matters described in the Joint Proxy Statement/Prospectus furnished herewith, subject to any directions indicated on the reverse side of this card. If no directions are given, the individuals designated above will vote in accord with the directors’ recommendations on each of the proposals listed on this card and at their discretion on any other matter that may come before the meeting.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)